SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January  24, 2008

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                Results of Operations and Financial Condition.

On January 24, 2008, Triumph Group, Inc. issued a press release announcing its financial results for the fiscal quarter ended December 31, 2007 and conducted a conference call to further discuss the financial results.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report.

On the conference call, in addition to reviewing the information contained in the press release, the executive officers also discussed the following financial information:

•                  For the year to date as of December 31, 2007, sales mix was as follows:  commercial was 44% (compared to 45% in the prior full fiscal year), military was 33% (same as in the prior full fiscal year), regional jets were 5% (same as in the prior full fiscal year), business jets were 9% (the same as in the prior full fiscal year) and other was 9% (compared to 8% in the prior full fiscal year).

•                  The top ten programs represented in the backlog were the 737NG, 777, 787, CH47,  UH60,  A320/321, C17, 747, A380 and V-22 programs, respectively.

•                  For the fiscal quarter ended December 31, 2007, Boeing commercial, military and space accounted for 23.3% of net sales.

•                  For the fiscal quarter ended December 31, 2007, OEM sales represented 63% (compared to 63% in the prior full fiscal year), Aftermarket sales represented 28% (compared to 29% in the prior full fiscal year), and Other was 9% (compared to 8% in the prior full fiscal year).

•                  Same store sales for the fiscal quarter ended December 31, 2007 increased 13% over the comparable quarter in the prior fiscal year.  Aerospace Systems same store sales for the fiscal quarter ended December 31, 2007 was $207.6 million, an increase of 14% over the comparable quarter in the prior fiscal year. Aftermarket Services same store sales for the fiscal quarter ended December 31, 2007 was $54.7 million, an increase of 8% over the comparable quarter in the prior fiscal year.

•                  Export sales for the fiscal quarter ended December 31, 2007 were $57.2 million, an increase of 8% over the comparable quarter in the prior fiscal year.

•                  The company’s effective tax rate for the year to date was 32.2%. For the fiscal year ending March 31, 2008, the company expects its effective tax rate to be approximately 33 to 34%, which reflects the expiration of the Research and Experimentation Tax Credit on December 31, 2007.

•                  The company stated that it expects net sales to be in the range of $1.1 billion to $1.2 billion.

The information in this Item 2.02 of this Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities

Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2008		TRIUMPH GROUP, INC.

	By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary

TRIUMPH GROUP, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 24, 2008